STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

     I HOWARD S. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE,DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "CENTURY PACIFIC CORPORATION", CHANGING ITS NAME FROM 'CENTURY PACIFIC CORPORATION" TO "CENTURY PACIFIC FIDELITY CORPORATION" FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JANUARY, A.D. 1995, AT 9 O"CLOCK A.M


                       EDWARD J. FREEL, SECRETARY OF STATE

                                      DATE: